EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel J. Starks, Donald J. Zurbay and Jason A. Zellers, each with full power to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of St. Jude Medical, Inc. for the fiscal year ended December 29, 2012, and any or all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, this Power of Attorney has been signed on this 23rd day of February, 2013, by the following persons.

/s/ DANIEL J. STARKS	/s/ BARBARA B. HILL
Daniel J. Starks	Barbara B. Hill
Chairman, President and Chief Executive Officer	Director
(Principal Executive Officer)

/s/ DONALD J. ZURBAY	/s/ MICHAEL A. ROCCA
Donald J. Zurbay	Michael A. Rocca
Vice President, Finance and	Director
Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ JOHN W. BROWN	/s/ WENDY L. YARNO
John W. Brown	Wendy L. Yarno
Director	Director

/s/ RICHARD R. DEVENUTI
Richard R. Devenuti
Director

/s/ STUART M. ESSIG
Stuart M. Essig
Director